EXHIBIT 99.1

www.bankrate.com
For more information contact:

Robert J. DeFranco
Senior Vice President
Chief Financial Officer
www.bankrate.com/investor-relations/
bdefranco@bankrate.com

(561) 630-1230

Bruce J. Zanca
Senior Vice President
Chief Communications/Marketing Officer
bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 11:00 A.M. Eastern Time
Interactive Dial-In: 800-299-9086 Passcode 22115599 (10 minutes before the call)
BANKRATE ANNOUNCES FIRST QUARTER 2005 RESULTS
Company Reports Record Revenue and Pre-Tax Income

NEW YORK, NY - May 3, 2005- Bankrate, Inc. (NASDAQ: RATE), the Internet's leading consumer banking marketplace, today reported total revenue of $10.4 million for the quarter ended March 31, 2005, an increase of 11% over the $9.3 million reported in the fourth quarter of 2004, and an increase of 1% over the $10.3 million reported in the first quarter of 2004. Income from operations in Q1 05 was $2.7 million and was 18% better than the $2.3 million reported in Q1 04, and was 32% ahead of the $2.1 million reported in Q4 04 (excluding a $120,000 legal settlement charge). Net income for Q1 2005 was $1.9 million, or $0.12 per diluted share, compared to $2.4 million, or $0.15 per diluted share, in Q1 2004, and $2.2 million, or $0.13 per diluted share, in Q4 04 (excluding a non-cash income tax benefit of $4.8 million related to the recognition of a deferred tax asset on the remaining portion of the Company’s net operating loss benefits, and the legal settlement charge of $120,000). Q1 05 results included a $221,000 gain on insurance proceeds received in excess of costs and losses related to the hurricanes in September 2004, and a provision for deferred income taxes of $1.2 million, or approximately 38% of pre-tax income.

“We are pleased with our results,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “We achieved the highest pre-tax income and operating margins in the company’s history. We believe that the initiatives we outlined in the past and have begun to implement are gaining traction.”

Barter revenue for the three months ended March 31, 2005 was reduced to $621,000, or 6% of total revenue, compared to $938,000, or 9% of total revenue, for the same period in 2004.

Recent company highlights, include the following:

•	Web site Redesign:

▪	A new user interface and navigation architecture providing a better experience for consumers.
▪	An enhanced rate search process with the ability to sort and compare mortgage lenders and rates.
▪	Added nine content tutorials on the basics of personal finance including managing debt, saving for college, securing a mortgage and buying a car.
▪	Increased the number of Internet Advertising Bureau (IAB) compliant ad formats, allowing greater flexibility and opportunities for advertisers.

•	Added Two New Channels:

▪	A new College Finance editorial channel.
▪	A new Debt Management (sub-prime/problem credit) channel, including editorial content, advice and rate offerings.

•	Aggregators RFP Award:

▪	In January, 2005, Bankrate announced it had signed agreements with LowerMyBills.com and iHomeowners.
▪
Under these agreements, Bankrate will run graphic advertisements from the two companies on the home page, mortgage and refinance channels, calculators, and other areas of the Bankrate Web site on a category-exclusive basis.

▪	Bankrate will also participate in a performance-based revenue sharing opportunity with each of the two companies.

•	Co-Brand Renewals:

▪	NYTimes.com - Bankrate and NYTimes.com will produce co-branded Web pages providing users with personal finance editorial content and interest rate table listings in sections of NYTimes.com.

▪	Yahoo! Finance - The Company renewed its agreement to produce personal finance editorial content and rate table listings of banking products for the Yahoo! Personal Finance Channel.

▪
America Online - The agreement will continue to feature Bankrate’s interest rate information tables and editorial content on its Real Estate and Personal Finance pages of AOL. Additionally, Bankrate’s editorial content will be featured regularly on America Online’s Careers and Auto Channels.

•	New Products:

▪	Added the $50,000 and $75,000 high loan to value HELOC and Home Equity Loan products to provide information to consumers on higher dollar loans.
▪	Added Stafford, Plus and Private Student loans with the roll-out of the Student Finance Center in April.
▪	Added sub-prime mortgages with the soft launch of the sub-prime area in April.

•	Extended Coverage:

▪	On April 15th, Bankrate extended its local market coverage from 400 to 581 markets. Bankrate now provides coverage of 100% of the U.S. DMAs.

•	Sales Re-organization:

▪	Continued re-organization of sales force.
▪	Opened sales offices in Chicago and San Francisco.

•	Print Licensing:

▪	Launched Daily Money Guide with Naples (Florida) Daily News.
▪	Started new relationships with the Seattle Olympian and Philly Metro Newspapers.
▪	Launched new mortgage table project with Newsday.

•	Editorial:

▪	Bankrate's editorial department received a major recognition in April when the Society of American Business Editors and Writers honored it with a "Best in Business" award.
▪	Bankrate's step by step "Basics" area, was completely rewritten with more than 300 new stories added.

May 3, 2005 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: 800-299-9086 Passcode: 22115599
Please access at least 10 minutes prior to the time the conference is set to begin.

This call is being webcast by CCBN and can be accessed at Bankrate’s Web site at www.bankrate.com/investor-relations/. The Webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Replay Information:

A replay of the conference call will be available beginning May 3, 2005, 1:00 p.m. ET/ 10:00 a.m. PT through June 3, 2005. To listen to the replay, call 888-286-8010 and enter 46780506. International callers should dial 617-801-6888 and enter 46780506.

About Bankrate, Inc.

Bankrate, Inc. (NASDAQ:RATE) owns and operates Bankrate.com, the Internet's leading consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes and small business finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. In 2005, Bankrate expanded its offering by adding two new channels: Debt Management and College Finance. Bankrate.com reviews more than 4,800 financial institutions in more than 580 markets in 50 states. In 2004, Bankrate.com had over 38 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (NASDAQ: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 100 national and state publications.

Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

Bankrate, Inc.
Condensed Balance Sheets
(Unaudited)

	March 31,	December 31,
	2005	2004

Assets
Cash and cash equivalents	$30,066,554	$27,735,267
Accounts and notes receivable, net of allowance for doubtful accounts
of $400,000 at March 31, 2005 and December 31, 2004, respectively	4,865,508	4,343,747
Deferred income taxes	5,938,898	4,359,058
Insurance claim receivable	—	241,015
Other current assets	747,972	369,572
Total current assets	41,618,932	37,048,659

Furniture, fixtures and equipment, net	1,190,962	1,275,605
Deferred income taxes	4,300,291	7,047,521
Intangible assets, net	199,852	205,656
Other assets	318,164	429,079

Total assets	$47,628,201	$46,006,520

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$1,116,922	$1,386,164
Accrued expenses	1,803,783	1,749,058
Deferred revenue	171,029	192,357
Other current liabilities	103,523	93,352
Total current liabilities	3,195,257	3,420,931

Other liabilities	155,550	251,391

Total liabilities	3,350,807	3,672,322

Stockholders' equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share-- 100,000,000 shares authorized; 15,801,974 and
15,780,811 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	158,020	157,808
Additional paid in capital	70,175,756	70,137,462
Accumulated deficit	(26,056,382)	(27,961,072)
Total stockholders' equity	44,277,394	42,334,198

Total liabilities and stockholders' equity	$47,628,201	$46,006,520

Bankrate, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
Revenue:	2005		2004
Online publishing	$9,266,553		$8,982,405
Print publishing and licensing	1,155,296		1,291,827
Total revenue	10,421,849		10,274,232
Cost of revenue:
Online publishing	1,639,475		1,419,983
Print publishing and licensing	1,103,169		1,042,403
Total cost of revenue	2,742,644		2,462,385

Gross margin	7,679,205		7,811,847

Operating expenses:
Sales	841,847		1,303,094
Marketing	1,519,623		1,749,861
Product development	504,106		606,251
General and administrative	1,914,278		1,686,576
Depreciation and amortization	189,239		172,511
	4,969,093		5,518,293
Income from operations	2,710,112		2,293,553
Other income:
Interest income	141,263		76,842
Insurance recovery	220,705	(a)	—
Total other income	361,968		76,842

Income before income taxes	3,072,080		2,370,395
Provision for income taxes	(1,167,390)		—
Net income	$1,904,690		$2,370,395

Basic and diluted net income per share:
Basic	$0.12		$0.16
Diluted	$0.12		$0.15
Weighted average common shares outstanding:
Basic	15,787,264		15,198,675
Diluted	16,561,802		15,958,487

(a) Amount reflects insurance recovery in excess of costs and expenses.

Comparable Basis Reconciliation
	Net Income			Diluted Earnings Per Share
	Q1 05	Q4 04	Q1 04	Q1 05	Q4 04	Q1 04
As reported	$1,904,690	$6,822,811	$2,370,395	$0.12	$0.42	$0.15
Income tax provision (benefit)	1,167,390	(4,765,660)	—	$0.07	$(0.29)	$—
Insurance gain	(220,705)	—	—	$(0.01)	$—	$—
Legal settlement charge	—	120,000	—	$—	$0.01	$—
Adjusted	$2,851,375	$2,177,151	$2,370,395	$0.17	$0.13	$0.15

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